EXHIBIT 23.2


                         CONSENT OF KOST FORER & GABBAY,
                        A MEMBER OF ERNST & YOUNG GLOBAL

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated March 13, 2003 with respect to the consolidated financial statements of Digital Power Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /S/ KOST FORER AND GABBAY
April 30, 2003                                  Kost Forer & Gabbay,
                                                A Member of Ernst & Young Global